Exhibit 23.0
Consent of Independent Certifying Accountant


         BECKSTEAD & WATTS, L.L.P.
         Certified Public Accountant
                                                            3340 Wynn Rd, Ste. B
                                                            Las Vegas, NV 89102
                                                            702.257.1984
                                                            702.362.0540 (fax)
May 1, 2003

To Whom It May Concern:

I have issued my report dated April 14, 2003 accompanying the financial statements of Nuclear solutions, Inc. on Form 10-KSB for the year ended December 31, 2002. I hereby consent to the incorporation by reference of said report in the Registration Statement of Nuclear Solutions, Inc. on Form S-8.

Signed,

 /s/ G. Brad Beckstead
----------------------
G. Brad Beckstead